    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 4, 1997


                                                      REGISTRATION NO. 333-35017
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------


                                AMENDMENT NO. 2
                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                            TELETRAC HOLDINGS, INC.

             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    4812                                   43-1789886
      (State or other jurisdiction              (Primary Standard Industrial                    (I.R.S. Employer
           of incorporation)                    Classification Code Number)                   Identification No.)

                            ------------------------

              2323 GRAND STREET, SUITE 1100, KANSAS CITY, MO 64108
                                 (816) 474-0055
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                            ------------------------

                            KAREN C. WIEDEMANN, ESQ.
                  REBOUL, MACMURRAY, HEWITT, MAYNARD & KRISTOL
                              45 ROCKEFELLER PLAZA
                            NEW YORK, NEW YORK 10111
                                 (212) 841-5700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: /X/

    If this Form is filed to register additional securities for any offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

    TITLE OF EACH CLASS OF                              PROPOSED MAXIMUM      PROPOSED MAXIMUM
          SECURITIES                AMOUNT TO BE       OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
       TO BE REGISTERED              REGISTERED           SECURITY(1)             PRICE(1)          REGISTRATION FEE
Warrants to Purchase Shares of
Class A Common Stock..........        105,000                $67.05              $7,040,250            $2,133.41
Class A Common Stock..........       56,437 (2)                --                    --             No separate fee

(1) Estimated solely for the purpose of calculating the registration fee.

(2) Shares of Common Stock issuable upon exercise of outstanding Warrants. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also relates to such additional indeterminate number of shares of Common Stock as may be issued pursuant the antidilution provisions of the Warrants.
                            ------------------------

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits


EXHIBITS                                DESCRIPTION
------ --------------------------------------------------------------------------
  3.1  Certificate of Incorporation, dated July 15, 1997.**

  3.2  Certificate of Amendment of Certificate of Incorporation, dated July 30,
         1997.**

  3.3  By-laws, adopted as of July 30, 1997.**

  4.1  Warrant Agreement, dated August 6, 1997, between the Registrant and
         Norwest Bank Minnesota, National Association, as Warrant Agent.**

  4.2  Indenture between Teletrac, Inc. and Norwest Bank Minnesota, National
         Assocation, as Trustee, dated August 6, 1997.**

  5    Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol.**

 10.1  VLU Production Agreement, dated as of September 6, 1996, between Tadiran,
         Ltd. and Teletrac, Inc.*

 10.2  Amendment to VLU Production Agreement, dated as of May 28, 1997, between
         Tadiran, Ltd. and Teletrac, Inc.*

 10.3 Mobile Data Terminal Purchase Agreement, dated as of February 8, 1996, between Micronet, Inc. and Teletrac, Inc.*

 10.4  Amendment to Mobile Data Terminal Purchase Agreement, dated September 16,
         1996, between Micronet, Inc. and Teletrac, Inc.*

 10.5  Value Added Reseller License Agreement, dated June 3, 1997, between Etak,
         Inc. and Teletrac, Inc.*

 10.6  Pledge Agreement, dated August 6, 1997, between Teletrac, Inc. and Norwest
         Bank Minnesota, National Association, as Collateral Agent.**

 10.7  Stock Purchase Agreement, dated as of December 6, 1996, by and among
         Teletrac, Inc. and certain Investors named therein.**

 10.8 Stockholders' Agreement, dated as of December 6, 1996, by and among Teletrac, Inc. and certain Stockholders named therein.**

 10.9  Amended and Restated Registration Rights Agreement, dated as of December
         6, 1996, by and among the Company and certain Stockholders named therein.**

 10.10 Exchange Agreement, dated as of July 31, 1997, among Teletrac, Inc.,
         Teletrac Holdings, Inc. and certain Stockholders named therein.**

 10.11 Credit Agreement, dated as of September 18, 1997, among Teletrac, Inc.,
         Banque Paribas, as Administrative Agent, and Fleet National Bank, as
         Documentation Agent.**

 10.12 Unlimited Guaranty, dated September 18, 1997, by Teletrac Holdings, Inc.
         to and with Fleet National Bank, as Agent.**

EXHIBITS                                DESCRIPTION
------ --------------------------------------------------------------------------
 10.13 Security and Pledge Agreement, dated September 18, 1997, by and between
         Teletrac, Inc. and Fleet National Bank, as Agent.**

 10.14 Securities Pledge Agreement, dated as of September 18, 1997, by and between Teletrac Holdings, Inc. and Fleet National Bank, as Agent.**

 10.15 Equity Holder Agreement, dated as of September 18, 1997, among Banque
         Paribas, Fleet National Bank and Teletrac, Holdings, Inc.**

 21.1  Subsidiaries of Registrant**

 23.1 Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in their opinion filed as Exhibit 5)**

 23.2  Consent of Arthur Anderson LLP

 23.3  Consent of Coopers & Lybrand LLP

 24.1  Power of Attorney of the Board of Directors (included in the Signature
         Page)**


------------------------

* Certain information in this Exhibit is deleted pursuant to a request with the Securities and Exchange Commission for confidential treatment.

**  Previously Filed.

    (b) Financial Statement Schedules

    All other schedules are omitted because they are inapplicable or the requested information is shown in the financial statements of the Registrant or notes thereto.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York on November 4, 1997.


                                TELETRAC HOLDINGS, INC.

                                /s/ JAMES A. QUEEN
                                ---------------------------------------------
                                James A. Queen
                                Chairman of the Board of Directors,
                                Chief Executive Officer, and Director


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman Of The Board,
      /s/ JAMES A. QUEEN          Chief Executive Officer
------------------------------    and Director (Principal     November 4, 1997
        James A. Queen            Executive Officer)

                                Vice President of Finance
       /s/ ALAN B. HOWE           and Corporate Development
------------------------------    (Principal Financial        November 4, 1997
         Alan B. Howe             Officer)

     /s/ CHARLES SCHEIWE
------------------------------  Controller (principal         November 4, 1997
       Charles Scheiwe            Accounting Officer)

------------------------------  Director                      November 4, 1997
        Sanford Anstey

              *
------------------------------  Director                      November 4, 1997
        Robert Benbow

              *
------------------------------  Director                      November 4, 1997
       David J. Berkman

              *
------------------------------  Director                      November 4, 1997
      Michael A. Greeley

          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

              *
------------------------------  Director                      November 4, 1997
     Michael Markbreiter

              *
------------------------------  Director                      November 4, 1997
        Marc H. Michel

------------------------------  Director                      November 4, 1997
        Brian A. Rich

------------------------------                                November 4, 1997
      *Attorney-in-Fact

                                 EXHIBIT INDEX


  EXHIBITS                                                  DESCRIPTION
-------------  -----------------------------------------------------------------------------------------------------
       3.1     Certificate of Incorporation, dated July 30, 1997.**
       3.2     Certificate of Amendment of Certificate of Incorporation, dated June 30, 1997.**
       3.3     By-laws, adopted as of July 30, 1997.**
       4.1     Warrant Agreement, dated August 6, 1997, between the Registrant and Norwest Bank Minnesota, National
                 Association, as Warrant Agent.**
       4.2     Indenture between Teletrac, Inc. and Norwest Bank Minnesota, National Association, as Trustee, dated
                 August 6, 1997.**
       5       Opinion of Reboul, MacMurray, Hewitt, Maynard & Kristol.**
      10.1     VLU Production Agreement, dated as of September 6, 1996, between Tadiran, Ltd. and Telectrac, Inc.*
      10.2     Amendment to VLU Production Agreement, dated as of May 28, 1997, between Tadiran, Ltd. and Teletrac,
                 Inc.*
      10.3     Mobile Data Terminal Purchase Agreement, dated as of February 8, 1996, between Micronet, Inc. and
                 Teletrac, Inc.*
      10.4     Amendment to Mobile Data Terminal Purchase Agreement, dated September 16, 1996, between Micronet,
                 Inc. and Teletrac, Inc.*
      10.5     Value Added Reseller License Agreement, dated June 3, 1997, between Etak, Inc. and Teletrac, Inc.*
      10.6     Pledge Agreement, dated August 6, 1997, between Teletrac, Inc. and Norwest Bank Minnesota, National
                 Association, as Collateral Agent.**
      10.7     Stock Purchase Agreement, dated as of December 6, 1996, by and among Teletrac, Inc. and certain
                 Investors named therein.**
      10.8     Stockholders' Agreement, dated as of December 6, 1996, by and among Teletrac, Inc. and certain
                 Stockholders named therein.**
      10.9     Amended and Restated Registration Rights Agreement, dated as of December 6, 1996, by and among the
                 Company and certain Stockholders named therein.**
      10.10    Exchange Agreement, dated as of July 31, 1997, among Teletrac, Inc., Teletrac Holdings, Inc. and certain Stockholders named therein.**
      10.11    Credit Agreement, dated as of September 18, 1997, among Teletrac, Inc., Banque Paribas, as
                 Administrative Agent, and Fleet National Bank, as Documentation Agent.**
      10.12    Unlimited Guaranty, dated September 18, 1997, by Teletrac Holdings, Inc. to and with Fleet National
                 Bank, as Agent.**
      10.13    Security and Pledge Agreement, dated September 18, 1997, by and between Teletrac, Inc. and Fleet
                 National Bank, as Agent.**
      10.14    Securities Pledge Agreement, dated as of September 18, 1997, by and between Teletrac Holdings, Inc.
                 and Fleet National Bank, as Agent.**
      10.15    Equity Holder Agreement, dated as of September 18, 1997, among Banque Paribas, Fleet National Bank and Teletrac, Holdings, Inc.**
      21.1     Subsidiaries of Registrant**
      23.1     Consent of Reboul, MacMurray, Hewitt, Maynard & Kristol (included in their opinion filed as Exhibit
                 5)**
      23.2     Consent of Arthur Andersen LLP
      23.3     Consent of Coopers & Lyrand LLP
      24.1     Power of Attorney of the Board of Directors (included in the Signature Page)**


------------------------

* Certain information in this Exhibit is deleted pursuant to a request with the Securities and Exchange Commission for confidential treatment.

**  Previously Filed.